BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 19, 2020 08:59 PM Pacific Time

Incorporation Number: BC1153788

Recognition Date and Time: February 22, 2018 12:00 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

CIVEO CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

Delivery Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

Delivery Address:
250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8
CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Dodson, Bradley J.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Blankenship, C. Ronald

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Moore, Constance B.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Navarre, Richard A.

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Last Name, First Name, Middle Name:
Szalkowski, Charles

Mailing Address:	Delivery Address:
THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES	THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 UNITED STATES

Page: 2 of 3

Last Name, First Name, Middle Name: Lambert, Martin A. Mailing Address: Delivery Address: THREE ALLEN CENTRE THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 HOUSTON TX 77002 UNITED STATES UNITED STATES Last Name, First Name, Middle Name: Wall, Timothy O. Mailing Address: Delivery Address: THREE ALLEN CENTRE THREE ALLEN CENTRE 333 CLAY STREET, SUITE 4980 333 CLAY STREET, SUITE 4980 HOUSTON TX 77002 HOUSTON TX 77002 UNITED STATES UNITED STATES RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: July 13, 2015 February 22, 2018 AUTHORIZED SHARE STRUCTURE 1. 46,000,000 Common Shares Without Par Value With Special Rights or Restrictions attached ___________________________________________________ 2. 50,000,000 Class A Preferred Shares Without Par Value With Special Rights or Restrictions attached ___________________________________________________ 1. 50,000,000 Series 1 Special Rights or Restrictions are attached 3. 50,000,000 Class B Preferred Shares Without Par Value With Special Rights or Restrictions attached ___________________________________________________ 1. 50,000,000 Series 1 Special Rights or Restrictions are attached Page: 3 of 3